Exhibit 5.1

MARTIN LIPTON

HERBERT M. WACHTELL

THEODORE N. MIRVIS

EDWARD D. HERLIHY

DANIEL A. NEFF

ANDREW R. BROWNSTEIN

MARC WOLINSKY

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

RALPH M. LEVENE

RICHARD G. MASON

DAVID M. SILK

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

JEFFREY M. WINTNER

TREVOR S. NORWITZ

BEN M. GERMANA

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JOSEPH D. LARSON

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

JOHN F. LYNCH

WILLIAM SAVITT

ERIC M. ROSOF

GREGORY E. OSTLING

DAVID B. ANDERS

ANDREA K. WAHLQUIST

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403 -1000 FACSIMILE: (212) 403 -2000

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

GORDON S. MOODIE

DONGJU SONG

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

VICTOR GOLDFELD

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

SABASTIAN V. NILES

ALISON ZIESKE PREISS

TIJANA J. DVORNIC

JENNA E. LEVINE

RYAN A. McLEOD

ANITHA REDDY

JOHN L. ROBINSON

JOHN R. SOBOLEWSKI

STEVEN WINTER

EMILY D. JOHNSON

JACOB A. KLING

RAAJ S. NARAYAN

VIKTOR SAPEZHNIKOV

MICHAEL J. SCHOBEL

ELINA TETELBAUM

ERICA E. BONNETT

LAUREN M. KOFKE

ZACHARY S. PODOLSKY

RACHEL B. REISBERG

MARK A. STAGLIANO

GEORGE A. KATZ (1965-1989) JAMES H. FOGELSON (1967-1991) LEONARD M. ROSEN (1965-2014) OF COUNSEL

MARTIN J.E. ARMS

MICHAEL H. BYOWITZ

KENNETH B. FORREST

SELWYN B. GOLDBERG

PETER C. HEIN

MEYER G. KOPLOW

LAWRENCE S. MAKOW

DOUGLAS K. MAYER

PHILIP MINDLIN

DAVID S. NEILL

HAROLD S. NOVIKOFF

LAWRENCE B. PEDOWITZ

ERIC S. ROBINSON

PATRICIA A. ROBINSON*

ERIC M. ROTH

PAUL K. ROWE

DAVID A. SCHWARTZ

MICHAEL J. SEGAL

ELLIOTT V. STEIN

WARREN R. STERN

LEO E. STRINE, JR.

PAUL VIZCARRONDO, JR.

PATRICIA A. VLAHAKIS

AMY R. WOLF

* ADMITTED IN THE DISTRICT OF COLUMBIA COUNSEL
DAVID M. ADLERSTEIN SUMITA AHUJA AMANDA K. ALLEXON LOUIS J. BARASH OLIVER J. BOARD FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ KATHRYN GETTLES-ATWA	ADAM M. GOGOLAK NANCY B. GREENBAUM MARK A. KOENIG J. AUSTIN LYONS ALICIA C. McCARTHY NEIL M. SNYDER S. CHRISTOPHER SZCZERBAN JEFFREY A. WATIKER

June 1, 2020

Santander Holdings USA, Inc.

75 State Street

Boston, Massachusetts 02109

Re: Issuance of 3.450% Senior Notes due 2025 by Santander Holdings USA, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Santander Holdings USA, Inc., a Virginia corporation (the “Company”), in connection with the offering and sale by the Company of $1,000,000,000 aggregate principal amount of 3.450% Senior Notes due 2025 (the “Securities”) in an underwritten public offering pursuant to the Underwriting Agreement, dated May 27, 2020, between the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and Santander Investment Securities Inc. for themselves and as representatives of the several underwriters listed therein (the “Underwriting Agreement”). The Securities are to be issued pursuant to that certain Senior Debt Indenture, dated as of April 19, 2011 (the “Senior Debt Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended by the Eighth Supplemental Indenture, dated as of March 1, 2017 (the “Eighth Supplemental Indenture”), between the Company and the Trustee and as supplemented by the Twenty-Fifth Supplemental Indenture, dated as of the date hereof (together with the Senior Debt Indenture and the Eighth Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

Santander Holdings USA, Inc.

June 1, 2020

We have examined: (i) the Registration Statement on Form S-3 (Registration No. 333-222194) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 20, 2017 by the Company; (ii) the preliminary prospectus dated May 27, 2020 forming a part thereof (the “Preliminary Prospectus”); (iii) the final prospectus dated May 27, 2020 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 29, 2020 (the “Final Prospectus”, and together with the Preliminary Prospectus, the “Prospectus”) in connection with the offering and sale by the Company of the Securities; (iv) the Indenture; (v) the form of the Securities and (vi) such other corporate records, certificates and other documents and such matters of law, in each case, as we have deemed necessary or appropriate.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the legal capacity of all individuals executing such documents. As to any facts material to this opinion which we did not independently establish or verify, we have, with your consent, relied upon the statements, certificates and representations of the public officials, officers of the Company and other representatives of parties to the Indenture and the Securities. We have also assumed the valid authorization, execution and delivery of the Indenture and the Securities by each party thereto other than the Company, and we have assumed that each such other party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such other party has the legal capacity, power and authority to perform its obligations thereunder and that each of the Indenture and the Securities constitutes the valid and binding obligation of all such other parties, enforceable against them in accordance with its terms.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Securities constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms.

The opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities or in any agreement and we express no opinion as to the enforceability of any indemnification or contribution provisions contained in any agreement insofar as enforcement of these provisions may be limited by applicable federal securities laws or principles of public policy.

We are members of the Bar of the State of New York. This opinion is limited to the laws of the State of New York and the federal securities laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the Commonwealth of Virginia, we have relied, without independent investigation, upon the opinion dated the date hereof of McGuireWoods LLP, special counsel to the Company.

Santander Holdings USA, Inc.

June 1, 2020

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof and to the reference to us under the caption “Validity of the Notes” in the Prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Act. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz